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EXHIBIT 10.9 -- PROPOSED 1997 EMPLOYEE STOCK PURCHASE PLAN


                                   EXHIBIT A


                       ARTICLE I - ESTABLISHMENT OF PLAN

1.01)   ADOPTION BY BOARD OF DIRECTORS.   By action of the Board of
        Directors of Empi, Inc. (the "Corporation") on February 7, 1996, and subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of the Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02)   SHAREHOLDER APPROVAL AND TERM.   This Plan shall become effective
        January 1, 1997, and shall terminate on December 31, 2001; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan was adopted by the Board or, if earlier, at the next Annual Meeting of the Shareholders, in the manner provided under Code Section 423 and the regulations thereunder; and provided, further, that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event that the shareholders fail to approve the Plan at such annual shareholders' meeting, this Plan shall not become effective and shall have no force or effect.

                             ARTICLE II - PURPOSE

2.01)   PURPOSE.   The primary purpose of the Plan is to provide an
        opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                           ARTICLE III - DEFINITIONS

3.01) "ADMINISTRATOR" means the Compensation and Stock Option Committee (the "Committee") appointed by the Board of Directors. The Administrator may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02)   "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of
        Empi, Inc.

3.03) "COMPENSATION" means the Participant's gross cash compensation to be paid during the Phase, including overtime, commissions, bonuses and taxable automobile allowances, but excluding disability payments, severance pay and other payments excluded from the definition of "covered compensation" under the Corporation's Retirement Profit Sharing and Savings Plan.

3.04)   "CORPORATION" means Empi, Inc., a Minnesota corporation.

3.05) "DISABILITY" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by a physician acceptable to the Corporation or Subsidiary.

3.06) "ELIGIBLE EMPLOYEE" means any employee who is a full-time or part-time employee of the Corporation or one of its Subsidiaries and, as of the date set forth in Section 6.01, has been employed by the Corporation or Subsidiary for at least thirty (30) days and is customarily employed for more than twenty (20) hours per week.

3.07) "ENROLLMENT PERIOD" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.


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3.08)   "PARTICIPANT" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions or by electing to pay a lump sum amount, subject to the limitations set forth in Section 9.03.

3.09) "PHASE" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option is exercised, otherwise referred to as the termination date of the Phase. Phases shall be numbered consecutively, beginning with Phase 1.

3.10)   "PLAN" means the Empi, Inc. 1997 Employee Stock Purchase Plan.

3.11)   "STOCK" means the voting Common Stock of the Corporation.

3.12) "SUBSIDIARY" OR "SUBSIDIARIES" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f), or any successor provision, as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f), or any successor provision, as the Board approves to participate in this Plan from time to time.

                          ARTICLE IV - ADMINISTRATION

4.01)   ADMINISTRATION.   Except for those matters expressly reserved
        to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

        (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

        (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

        (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the Board, the officers and the employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

        (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                           ARTICLE V - PHASES OF THE PLAN

5.01)   PHASES.   The Plan shall be carried out in one or more Phases of
        twelve (12) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on January 1 of each calendar year during the term of the Plan, with the first Phase beginning January 1, 1997, and ending December 31, 1997. No two Phases shall run concurrently.

5.02)   LIMITATIONS.   The Administrator may, in its discretion, limit
        the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions or the lump sum payments elected by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the


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        Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions or lump sum payments which otherwise would have been made by or on behalf of Participants shall be reduced accordingly.

                           ARTICLE VI - ELIGIBILITY

6.01)   ELIGIBILITY.   Subject to the limitations of Section 9.03, each
        employee who is an Eligible Employee on the first of December immediately prior to the commencement of a Phase shall be eligible to participate in such Phase. If, in the discretion of the Administrator, any Phase commences on a date other than January 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator, which date shall be at least thirty (30) days prior to the commencement date of the Phase.

                          ARTICLE VII - PARTICIPATION

7.01)   PARTICIPATION.   Participation in the Plan is voluntary.  An
        Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase. The Administrator may, in its discretion and subject to rules of uniform application, provide that an Eligible Employee's election to participate in a Phase shall apply to all subsequent Phases of the Plan.

                            ARTICLE VIII - PAYMENT

8.01)   ENROLLMENT.   Each Participant shall designate on the Plan
        enrollment form a percentage of such Participant's Compensation to be paid on an after-tax basis during the Phase. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time, and must be designated in whole percentages. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator. Each Participant shall also indicate on the Plan enrollment forms whether the percentage of Compensation elected by such Participant shall be paid by payroll deductions during the Phase or in a lump sum payment prior to the termination of the Phase. Participants must elect either payroll deductions or a lump sum payment and not a combination of both payment methods. Participants cannot change the payment method after the due date for submitting the Plan enrollment form established by the Administrator.

8.02)   PAYROLL DEDUCTIONS.   Payroll deductions for a Participant shall
        commence on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the Phase and shall terminate on the last paycheck issued for the payroll period which begins on or immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article 10 hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

8.03)   LUMP SUM PAYMENTS.   Unless otherwise determined by the
        Administrator, lump sum payments must be received by the Corporation on a date prior to the termination of the Phase as established by the Administrator, and must be in such form as approved by the Administrator. If payment is not made by such due date or is made in an unauthorized form, the option granted pursuant to Article IX shall lapse in its entirety, and any amounts paid to the Corporation shall be returned to the Participant, without interest, as soon as administratively feasible. During the last month of the Phase, a Participant may decrease the percentage of his or her Compensation designated to be paid in a lump sum payment by completing and filing such forms as the Administrator may require.

8.04)   INCREASES OR DECREASES DURING A PHASE.   In addition to the right
        to discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may increase or decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase by completing and filing such forms as the Administrator may require. Such increase or decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase. The Participant may exercise the right to increase or decrease his or her payroll deductions only once during each Phase.


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8.05)   CHANGE IN COMPENSATION DURING A PHASE.   In the event that the
        Participant elects to make payroll deductions during a Phase and such Participant's Compensation is discontinued or reduced during the Phase for any reason, such that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is less than the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

                             ARTICLE IX - OPTIONS

9.01)   GRANT OF OPTION.   Subject to Article X, a Participant who has
        elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02)   OPTION PRICE.   Subject to the limitations hereinbelow, the
        option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

        (a) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the commencement date of the Phase; or

        (b) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the termination date of the Phase.

             In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, or in the event there was no trade of the Corporation's Stock on such applicable date, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

             If the Corporation's Stock is not listed on the NASDAQ National Market System or on an established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

9.03)   LIMITATIONS.   No employee shall be granted an option hereunder:

        (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

        (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of
             Section 424(d), or any successor provision, of the Code shall apply.

        (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04)   EXERCISE OF OPTION.   In addition to a Participant's right of
        withdrawal provided in Section 10.01, any Participant may, by written notice to the Corporation at any time during the last month of the Phase, elect, effective as of such termination date, not to exercise the option for any or all of the shares Stock subject to the option or may elect to reduce the amount of Compensation used to exercise the option, in which event such option shall be exercised or shall lapse in whole or in part in accordance with the Participant's election.

        If a Participant fails to give such written notice to the Corporation, such Participant's option for the purchase of the shares of Stock will be exercised automatically on the termination date of that Phase, subject to the timely


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        and appropriate receipt of any lump sum payment elected by such
        Participant. Except as otherwise provided for lump sum payments in
        Section 9.05, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated or lump sum payment made by the Participant during such Phase, whether or not such amounts are less than the full percentage amount that such Participant elected to contribute at the beginning of such Phase.

9.05)   DELIVERY OF SHARES.   As promptly as practicable after the
        termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. The Corporation may, in its sole discretion, arrange with the Corporation's transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

        Any accumulated payroll deductions or portion of a lump sum payment remaining after the exercise of the Participant's option shall be returned to the Participant, without interest; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant's bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.

        If the Participant elected to make a lump sum payment and the final amount of such lump sum payment cannot be determined by the end of the Phase, the Corporation shall have the right to deduct from the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the next Phase any amount that may remain due and payable for the shares of Stock purchased upon the exercise of the Participant's option.

                    ARTICLE X - WITHDRAWAL OR DISCONTINUATION

10.01)  Withdrawal.   At any time during a Phase, a Participant may
        request a withdrawal of all accumulated payroll deductions, or during the last month of the phase may request a withdrawal of all lump sum payments, then credited to the Participant's bookkeeping account by completing and returning such forms as the Administrator may require. As soon as administratively feasible after the Administrator's receipt of such forms, all payroll deductions or lump sum payments credited to the bookkeeping account for the Participant during that Phase will be paid to such Participant, without interest. No further lump sum payments or payroll deductions will be made by or on behalf of the Participant in any Phase until the Participant completes a new Plan enrollment form as provided in Section 8.01 above. If, during a Phase, the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals are not permitted, except as provided in Section 9.04.

10.02)  DISCONTINUATION.   A Participant may also request that the
        Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing and filing such forms as the Administrator may require. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives such forms. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase.

                      ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01)  DEATH.   If a Participant dies prior to the period commencing
        three (3) months before the termination date of a Phase, the payroll deductions credited to the Participant's bookkeeping account for such Phase, if any, shall be paid to the Participant's validly designated beneficiary as soon as administratively feasible after the Participant's date of death. If the Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

        If there is no living and validly designated beneficiary on the date of the Participant's death, the Corporation shall deliver the payroll deductions credited to the Participant's bookkeeping account, if any, to the representative of the Participant's estate. If, to the knowledge of the Corporation, no such representative has been appointed as of the date such amounts are to be paid, the Corporation may, in its discretion, pay such



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        amounts to the spouse of the Participant or to any one or more dependents or relatives of the Participant. If no such spouse, dependent or relative is known to the Corporation, the Corporation may, in its discretion, pay such amounts to such other person as the Corporation may designate.

11.02)  DISABILITY.   If a Participant's employment terminates with the
        Corporation or Subsidiary because of Disability prior to the period commencing three (3) months before the termination date of a Phase, the payroll deductions credited to the Participant's bookkeeping account for such Phase, if any, shall be returned to the Participant, without interest, as soon as administratively feasible after such termination. If the Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

        If a Participant's employment terminates with the Corporation or Subsidiary because of Disability during the last three (3) months of a Phase, such Participant shall remain a Participant hereunder until the earlier of (i) the Participant's death, and (ii) the termination of the Phase and the distribution of the shares of Stock and/or cash payments, as the case may be.

11.03)  OTHER TERMINATIONS.   If a Participant's employment with
        the Corporation or Subsidiary terminates for any reason other than death or Disability prior to the last month of a Phase, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, shall be returned to the Participant, without interest, as soon as administratively feasible after such termination. If such Participant elected to make a lump sum payment at the end of the Phase, such election shall terminate and shall be of no further force and effect. Any option granted to such Participant under the Plan shall immediately lapse and shall not be exercisable.

        If a Participant's employment terminates with the Corporation or Subsidiary for any reason other than death or Disability during the last month of a Phase, such Participant shall remain a Participant hereunder until the earlier of (i) the Participant's death, and
        (ii) the termination of the Phase and the distribution of the shares of Stock and/or cash payments, as the case may be.

11.04)  EXERCISE BY ESTATE OR BENEFICIARY.   If a Participant:

        (a) Dies during the last three (3) months of a Phase while an active employee;

        (b) Terminates employment with the Corporation because of Disability during the last three (3) months of a Phase and subsequently dies before the termination of the Phase in which the Participant terminated employment; or

        (c) Terminates employment for any other reason during the last month of a Phase and subsequently dies before the termination of the Phase in which the Participant terminated employment; then, in any of such events, the Participant's option may be exercised by the Participant's validly designated beneficiary as of the termination date of the Phase by using the payroll deductions credited to the deceased Participant's bookkeeping account to purchase the shares of Stock or by paying to the Company in a timely and authorized form the lump sum payment, if any, elected by the deceased Participant at the commencement of the Phase. If there is no living and validly designated beneficiary as of the termination date of the Phase, the option will lapse unexercised on the such termination date; provided, however, that if a representative of such Participant's estate has been duly appointed on or before the termination date of the Phase, such representative may exercise the option on behalf of the Participant's estate. If such beneficiary or representative, as the case may be, exercises the Participant's option pursuant to this Section 11.04, the beneficiary or the representative shall have the same rights to exercise the option in whole or in part on behalf of the Participant as if the Participant had survived to the termination date of the Phase and shall be entitled to receive any shares of Stock and/or cash payments as a result of such exercise.

             If the option lapses without exercise pursuant to this Section 11.04, any payroll deductions credited to the Participant's bookkeeping account as of such Participant's death will be paid to the representative of the Participant's estate, without interest, as soon as administratively feasible after the termination of the Phase. If, to the knowledge of the Corporation, no such representative has been appointed as of the date such amounts are to be paid, the Corporation may, in its discretion, pay such amounts to the spouse of the Participant or to any one or more dependents or relatives of the Participant. If no such spouse, dependent or relative is known to the Corporation, the Corporation may, in its discretion, pay such amounts to such other person as the Corporation may designate.


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11.05)  DEATH AFTER EXERCISE OF OPTION.   In the event a Participant dies
        after exercise of the Participant's option but prior to delivery of the Stock and/or cash payments, as the case may be, as a result of the exercise of the option, any such Stock and/or cash payments shall be delivered by the Corporation to the representative of the Participant's estate. If no such representative has been appointed as of the date such Stock and/or cash payments are to be delivered, such Stock and/or cash payments shall be held by the Corporation until it receives written notification from the Participant's estate of such appointment, at which time such Stock and/or cash payments shall be delivered to such representative.
        Notwithstanding the foregoing, if no Stock is to be transferred, the Corporation may, in its discretion, deliver the cash payments in accordance with the provisions Section 11.04 as if the Participant died prior to the exercise of the option and the option lapsed without exercise.

11.06)  DESIGNATION OF BENEFICIARY.   A Participant may file with the
        Corporation a written designation of a beneficiary who is to receive any payroll deductions credited to the Participant's bookkeeping account under any Phase of the Plan or who shall have the right to exercise the Participant's option and become entitled to any Stock and/or cash payments upon such exercise, as the case may be, as provided in this Article XI. The Participant may change his or her beneficiary designation at any time by written notice to the Corporation. The Corporation may, in its discretion, require proof of the identity of a beneficiary or proof of the existence of a valid beneficiary designation prior to the delivery of any Stock or cash payments pursuant to this Article XI.

        The Corporation will not be responsible for or be required to give effect to the disposition of any cash payments or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the payroll deductions credited to the Participant's bookkeeping account during any Phase of the Plan.

11.07) In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.03 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.

                     ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01) Three Hundred Thousand (300,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 300,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02) The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 14.01 hereof.

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                     ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01) Payroll deductions and lump sum payments made by Participants shall be credited to bookkeeping accounts established by the Corporation for each such Participant under the Plan. A Participant may not make any other cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions and lump sum payments received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. In no event shall Participants be entitled to interest on the amounts credited to such bookkeeping accounts.

                         ARTICLE XIV - ADJUSTMENT PROVISION

14.01) Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

        In the event of the sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, provide for one or more of the following:

        (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article 8 hereof, and, with respect to those Participants who elected to make lump sum payments, the opportunity to make all or a portion of such payments for the exercise of their options;

        (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

        (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

             In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01) Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime. After the Participant's death, the option shall be exercisable only by the Participant's validly designated beneficiary or the representative of the Participant's estate as provided in Article XI.

15.02) Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.


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                     ARTICLE XVI - AMENDMENT AND TERMINATION

16.01) The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section 14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, or any successor provision, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall, unless the shareholders of the Corporation have approved the same, directly or indirectly:

        (a) Increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

        (b) Modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

        (c) Materially increase the benefits accruing to Participants under the Plan.

                            ARTICLE XVII - NOTICES

17.01) All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.


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